EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. DECLARES SEMI-ANNUAL CASH DIVIDEND

Raleigh, North Carolina, November 11, 2003 – Waste Industries USA, Inc. (Nasdaq: WWIN), a regional, non-hazardous solid waste services company, today announced that its Board of Directors declared a semi-annual dividend. The semi-annual dividend of $0.08 per share is payable December 19, 2003 to shareholders of record at the close of business on November 21, 2003.

“We are pleased to be able to provide a return on our shareholders’ investment by initiating this cash dividend,” said Jim Perry, President and CEO of Waste Industries, “which we believe also will provide us greater visibility in the larger investing community.” Mr. Perry added, “The Board authorized the semi-annual dividend based on the Company’s sound financial position.”

Mr. Paul Brunswick, Waste Industries’ Chairman of the Audit Committee and Independent Director stated, “The independent directors have given a lot of thought and consideration to the initiation of a dividend over the last few quarters. We concluded that our current operating profit model, balance sheet and access to growth capital justified the approval of this recommendation. Essential in our consideration was our confidence in Mr. Perry and his management team to execute their strategy and to continue gains in operating performance. We felt that the performance achieved in the past few years in very difficult economic times has justified this confidence.”

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as economic trends, risks in the development and operation of landfills, managing growth and weather conditions that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.